UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

FOCUS IMPACT ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Park Avenue, Ste 911 New York, NY	10177
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 355-5515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	FIACU	The Nasdaq Stock Market LLC
Shares of Class A common stock, $0.0001 par value	FIAC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	FIACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2022, the Company announced the election of Ms. Dia Simms as a new director of the Company. Ms. Simms has been appointed to serve on the audit committee and the compensation committee of the Company, with such appointment effective upon her becoming a director of the Company.

Ms. Simms is the Chief Executive Officer of Lobos 1707 Tequila & Mezcal, where she has served since August 2020. Simms leads Lobos 1707 alongside Founder and Chief Creative Officer Diego Osorio with early backing by sports and cultural icon, LeBron James. Ms. Simms is also a member of the board of directors of Tilt Holdings Inc. (NEO: TILT), where she has served since August 2020. Ms. Simms spent almost fifteen years working alongside Sean “Diddy” Combs at Combs Enterprises. In 2017, Simms was named President of Combs Enterprises, making her the first president in the company’s thirty-year history other than Sean Combs himself. In her role as President, she oversaw multi-billion-dollar brands under the Combs empire, including CÎROC Ultra-Premium Vodka, Blue Flame Agency, AQUAhydrate, Bad Boy Entertainment, Sean John and Revolt TV. Of note, Simms led the transformation of CÎROC Ultra-Premium Vodka taking the previously unprofitable brand to a $2 billion retail value. Ms. Simms holds a B.S. degree in Psychology from Morgan State University and a Master’s degree in Management from the Florida Institute of Technology.

The board of directors of the Company has affirmatively determined that Ms. Simms meets the applicable standards for an independent director under both the rules of the Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934.

Ms. Simms will not be compensated by the Company for her services as a director and has not entered into an employment agreement with the Company.

In connection with this appointment, Ms. Simms is expected to enter into an indemnification agreement and a letter agreement with the Company on the same terms as the indemnification agreements and letter agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2022
FOCUS IMPACT ACQUISITION CORP.

By:	/s/ Carl Stanton
Name:	Carl Stanton
Title:	Chief Executive Officer